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                                                                   EXHIBIT 10(g)

                          EMPLOYEE BENEFITS AGREEMENT

  THIS EMPLOYEE BENEFITS AGREEMENT (this "Employee Benefits Agreement") is entered into as of the 30th day of December 1997 by and between Emerging Communications, Inc., a Delaware Corporation (the "ECI"), and Atlantic Tele-Network, Inc., a Delaware corporation (the "Company" or "ATNI").

  WHEREAS, to eliminate corporation disputes and to maximize the value of the Company for the benefit of the Company and its stockholders, the Company, and its co-chief executive officers and principal stockholders, Cornelius B. Prior, Jr. ("Prior") and Jeffrey J. Prosser ("Prosser"), entered into a Principal Terms Agreement dated January 29, 1997 which contemplated the separation of the businesses and assets of the Company; and

  WHEREAS, in order to accomplish such separation, the Company and New ATN entered into a Subscription Agreement (the "Subscription Agreement"), the Company, Prior and Prosser entered into a Recapitalization Agreement (the "Recapitalization Agreement") and the Company and ATN MergerCo. entered into an Agreement and Plan of Merger (the "Merger Agreement"), all dated as of August 11, 1997;

  WHEREAS, the execution and delivery of this Employee Benefits Agreement by the parties hereto is contemplated by the Subscription Agreement and is a condition to the Closing (as defined in the Subscription Agreement); and

  WHEREAS, each of the parties hereto desires to consummate, and will secure substantial benefits from the consummation of, the Closing.

  NOW, THEREFORE, for and in consideration of the covenants herein contained and subject to the conditions hereinafter set forth, the parties hereto agree as follows:

  1. Effective as of the Closing, (i) ECI shall adopt as its own the Atlantic Tele-Network, Inc. Defined Benefit Plan for Salaried Employees, the Atlantic Tele-Network, Inc. Management Employees' Savings Plan, and the Atlantic Tele-Network, Inc. Employees' Stock Ownership Plan (collectively, the "ATNI Plans"), (ii) each of the trusts (and all assets thereof) forming a part of the ATNI Plans shall be assumed by ECI, and (iii) ECI and the Company shall take such action, including amendments to the ATNI Plans (or the trusts forming a part thereof), as is necessary in order for ECI to be the sponsor and "Employer" under such ATNI Plans. As of the Closing, employees of the Company and its subsidiaries shall cease participation in the ATNI Plans maintained by ECI or any of its subsidiaries.

  2. All other employee benefit plans maintained by ATN Co., a U.S. Virgin Islands corporation ("ATNC"), by Virgin Islands Telephone Corp., a U.S. Virgin Islands corporation ("Vitelco") or by any of their subsidiaries (the "ATNC/Vitelco Plans"), including but not limited to the Virgin Islands Telephone Corporation Pension Plan for Hourly Employees, the United Steelworkers of America 401(k) Plan for Bargaining Unit Employees of Vitelco, the Welfare Plan for Salaried Employees and the Welfare Plan for Bargaining Employees, shall continue to be sponsored by such entities after the Closing. As of the Closing, employees of the Company and its subsidiaries shall cease participation in the ATNC/Vitelco Plans maintained by ECI, ATNC, Vitelco or any of their subsidiaries.

  3. Effective as of the Closing, ECI and its subsidiaries shall assume all employment-related liabilities and obligations of ATNI toward those employees who prior to the Closing were employed by ATNI and who after the Closing will be employed by ECI or its subsidiaries. Such employment-related liabilities and obligations shall include, but are not limited to, liabilities and obligations with respect to wages, withholding taxes, benefits, accrued vacation, employee benefit plan contributions and administrative expenses, whether incurred or accrued before, on or after the Closing and whether or not reported as of the Closing.

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  4. All notices or other communications required or permitted hereunder shall be in writing and sufficient if (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

  if to the Company, to:

    Atlantic Tele-Network, Inc.
    Estate Havensight
    P.O. Box 6100
    St. Thomas, U.S. Virgin Islands 00801
    (340) 774-2260 or 777-8000
    Attention: Cornelius B. Prior
    Telecopy: [(809) 774-7790]
  if to ECI, to:
    Emerging Communications, Inc.
    Chase Financial Center
    P.O. Box 1730
    St. Croix, U.S. Virgin Islands 06821-1730
    (340) 777-7700
    Attention: Jeffrey J. Prosser
    Telecopy: (809) 774-5487

  with copies to:

    Roger Meltzer, Esq.
    Cahill Gordon & Reindel
    80 Pine Street
    New York, New York 10005
    (212) 701-3851
    Telecopy: (212) 269-5420

or, in each case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third business day after dispatch, if sent by mail.

  5. The foregoing is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by a written instrument executed by the parties hereto. This Employee Benefits Agreement supersedes any and all prior agreements among the parties hereto with respect to the matters covered hereby.

  6. This Employee Benefits Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed wholly therein.

  7. This Employee Benefits Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

  8. Any action or proceeding brought by any party to this Employee Benefits Agreement against any other party hereto with respect to the enforcement or breach of this Employee Benefits may be brought in the courts of the State of New York or of the United States for the Southern District of New York. Each of the parties hereto irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding, irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such action or proceeding

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in any such court and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum, and irrevocably consents that service of process or other legal summons for purposes of any such action or proceeding may be served on it by personal service within or without the State of New York or by mailing a copy thereof by registered mail, or a form of mail substantially equivalent to registered mail, addressed to such party at its address as provided for notices hereunder.

  9. In the event of any breach of this Employee Benefits Agreement by any party hereto, any other party hereto which is aggrieved by such breach (an "Aggrieved Breach") shall be entitled to recover from the party in breach, any and all costs and expenses, including without limitation reasonable attorneys' fees, incurred by the Aggrieved Party as a result of such breach or in connection with enforcing the provisions of this Non-Competition Agreement with respect to such breach.

  IN WITNESS WHEREOF, this Employee Benefits Agreement has been executed and delivered by the parties hereto as of the date first above written.

                                          Atlantic Tele-Network, Inc.


                                          By: /s/ Cornelius B. Prior, Jr.
                                            __________________________________
                                            Name: Cornelius B. Prior, Jr.
                                            Title: Chief Executive Officer

                                          Emerging Communications, Inc.


                                          By: /s/ Jeffrey J. Prosser
                                            __________________________________
                                            Name: Jeffrey J. Prosser
                                            Title: Chief Executive Officer

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